John J. Collins, III
Chief Financial Officer
(518) 884-7979
(518) 884-7447 fax

November 7, 2000

Ayco Series Trust
One Wall Street
Albany, New York 12205

Re:  Offer of Subscription to The Ayco Large Cap Growth Fund I

Dear Sirs:

The Ayco Company, L.P. hereby offers to subscribe for the purchase of 10,000 shares of The Ayco Large Cap Growth Fund I (the, "Fund") at the price of $10.00 per share which may be demanded in cash by the Fund. The Ayco Company, L.P. proposes to purchase the shares in a private offering prior to the effectiveness of the Trust's registration statement on Form N-1A filed under the Securities Act of 1933 and the Investment Company Act of 1940, as amended. The Ayco Company, L.P. hereby represents and warrants that it has no present intention of redeeming or selling its beneficial interest in the Fund and is making this purchase for investment purposes.

Very truly yours,

/s/John J. Collins

John J. Collins, III
Chief Financial Officer


                              AYCO SERIES TRUST

Peter H. Heerwagen
Vice President - Ayco Series Trust
(518) 373-2659
(518) 373-0939 Fax

November 8, 2000

John J. Collins, III
Chief Financial Officer
The Ayco Company, L.P.
101 State Farm Place
P.O. Box 8019
Ballston Spa, New York 12020-8019

Re:  Subscription for the Purchase of The Ayco Large Cap Growth Fund I

Dear Mr. Collins:

Ayco Series Trust (the, "Trust"), on behalf of Ayco Large Cap Growth Fund I (the, "Fund") hereby accepts your offer to purchase 10,000 shares of the Fund at $10.00 per share. The Trust accepts your offer conditioned upon your representation that The Ayco Company, L.P. has no present intention of redeeming or selling the shares and has purchased the shares for investment purposes. Please wire $100,000 to:

                         Firstar Bank, N.A.
                         ABA #:  0420-00013
                         Firstar Trust MFS A/C#  112-952-137
                         777 East Wisconsin Ave., Milwaukee, WI 53202
                         Credit to Ayco Seed Money

Upon receipt of such funds, the Trust will instruct the Trust's transfer agent to take all actions necessary to issue the appropriate amount of uncertificated shares to The Ayco Company, L.P., with such uncertificated shares being held in the shareholder account of The Ayco Company, L.P.

Very truly yours,

/s/Peter H. Heerwagen

Peter H. Heerwagen
Vice President